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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
First National Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
First National Bancorp, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[LOGO of First National Bancorp, Inc.]

February 8, 2001

To Our Shareholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Shareholders Meeting of First National Bancorp, Inc. to be held on Thursday, March 8, 2001, at 2:00 p.m. at the main office of First National Bank of Joliet at 78 North Chicago Street, Joliet, Illinois.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

In addition to the election of directors, there will be a report of the progress of First National Bancorp, Inc. and its subsidiary, First National Bank of Joliet.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to please mark, sign, date and promptly return the enclosed BLUE proxy in the envelope provided.

Sincerely,
/s/ Kevin T. Reardon
Kevin T. Reardon
Chairman of the Board
and Chief Executive Officer

FIRST NATIONAL BANCORP, INC.
78 North Chicago Street
Joliet, Illinois 60432

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 8, 2001

To the Shareholders of First National Bancorp, Inc.:

    The annual meeting of the shareholders of First National Bancorp, Inc., an Illinois corporation, will be held at the main office of the First National Bank of Joliet, in Joliet, Illinois, on Thursday, March 8, 2001, at 2:00 p.m., local time, for the following purposes:

  1.
  to elect nine directors for a term of one year; and

  2.
  to transact any other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

    The board of directors has fixed the close of business on February 1, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

                      By Order of the Board of Directors

                      Kevin T. Reardon
                      Chairman of the Board
                      and Chief Executive Officer

Joliet, Illinois
February 8, 2001

IMPORTANT

    Whether you expect to attend the meeting or not, please mark, sign, date and promptly return the enclosed proxy in the self-addressed, return envelope.

FIRST NATIONAL BANCORP, INC.
78 North Chicago Street
Joliet, Illinois 60432

PROXY STATEMENT

    This proxy statement is furnished in connection with the solicitation by the board of directors of First National Bancorp, Inc. of proxies to be voted at the annual meeting of shareholders to be held on Thursday, March 8, 2001, at 2:00 p.m. at 78 N. Chicago Street, Joliet, Illinois, and any adjournments or postponements of the meeting. First National Bancorp is the bank holding company of First National Bank of Joliet, a national banking association located in Joliet, Illinois.

    The board of directors would like to have all shareholders represented at the meeting. If you do not expect to be present, please sign and return your proxy card in the enclosed self-addressed, stamped envelope. You may revoke your proxy at any time before it is voted, by:

    •
    giving written notice to our Chairman, provided such written notice is received prior to the annual meeting or any adjournments or postponements of the meeting;

    •
    submitting a later dated proxy; or

    •
    attending the annual meeting and choosing to vote in person. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

    Our principal executive office and mailing address is 78 N. Chicago Street, Joliet, Illinois, 60432. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about Thursday, February 8, 2001. A copy of our 2000 Annual Report is enclosed and accompanies this proxy statement. Also enclosed is a supplement to the 2000 Annual Report containing management's report on our performance in 2000, as well as additional financial information.

    Only shareholders of record of our common stock at the close of business on February 1, 2001, will be entitled to vote at the annual meeting or any adjournments or postponements of the meeting. On February 1, 2001, we had 3,037,955 shares of common stock, par value $10.00 per share, issued and outstanding. In the election of directors, and for all other matters to be voted upon at the annual meeting, each issued and outstanding share is entitled to one vote, except that 4,810 shares were held by First National Bank of Joliet's trust department, as trustee, and may not be voted at the meeting.

    All shares of common stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth in this proxy statement.

    A majority of the shares of the common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. In the election for directors, each shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one person as many votes as shall equal the number of directors to be elected multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of persons. The nine persons receiving a plurality of the votes cast for director shall be elected as directors. In all other matters, the affirmative vote of a majority of shares required to constitute a quorum and voting on the subject matter shall be required to constitute shareholder approval. Abstentions will be counted as votes against a proposal and broker non-votes will have no effect on the vote.

    The election of directors is the only business which we intend to present at the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on those matters in accordance with their best judgment.

    We will pay all expenses in connection with the solicitation of these proxies. Solicitation will be made by mail, but in some cases our officers, directors or regular employees may make telephone calls soliciting proxies. These people will not be specially compensated for any proxy solicitation.

Election of Directors

    The nine persons named below are the persons whom the board of directors recommends for election as directors of First National Bancorp for a term ending at the next annual meeting in 2002. All of the nominees are current members of the board of directors.

    It is intended that all shares of common stock represented by a proxy in the accompanying form will be voted for the election of the persons listed below as directors unless authority to vote for the election of directors is withheld. The board of directors has no reason to believe that any of the nominees will refuse or be unable to serve, but if any of the nominees refuse or are unable to serve, proxies will be voted for the election of other persons selected by the board of directors. Biographical information with respect to the nominees is set forth below.

NOMINEES FOR DIRECTOR

Name and Age	Principal Occupation for the Past Five Years(1)	Director of First National Bancorp or First National Bank Since
Sheldon C. Bell (Age 66)	Independent Real Estate Consultant (Real Estate)	1973
George H. Buck (Age 52)	President, Werden Buck Company (Face Brick-Masonry Materials)	1980
Albert G. D'Ottavio (Age 57)	President, Secretary/Treasurer, and COO, First National Bancorp, President and COO, First National Bank	1980
Walter F. Nolan (Age 60)	Member, Clifton Gunderson & Co., L.L.C. (Certified Public Accountant)	1991
Charles R. Peyla(2) (Age 68)	President, Illinois Securities Company (Insurance)	1973
Louis R. Peyla(2) (Age 70)	Chairman of the Board, Illinois Securities Company (Insurance)	1983
Kevin T. Reardon(3) (Age 65)	Chairman of the Board and CEO, First National Bancorp and First National Bank	1973
Michael C. Reardon(3) (Age 42)	Executive Vice President, First National Bank	1994
Howard E. Reeves (Age 67)	President, HOW Enterprises, Inc. (Land Development)	1980

(1)
All of the above named directors have been engaged in the principal occupation specified for more than five years.
(2)
Charles R. Peyla and Louis R. Peyla are brothers.
(3)
Kevin T. Reardon is the father of Michael C. Reardon.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth information with respect to the beneficial ownership of our common stock at December 31, 2000 by our directors, executive officers named in the summary compensation table included in this proxy statement, each person known by us to be the beneficial owner of more than 5% of the outstanding common stock and by all of our directors and executive officers as a group.

Name of Individuals or Number of Individuals in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Directors
Sheldon C. Bell(2)	28,424	*
George H. Buck(3)	19,745	*
Albert G. D'Ottavio(4)	21,900	*
Walter F. Nolan(5)	47,612	1.57%
Charles R. Peyla(6)	57,608	1.90%
Louis R. Peyla(7)	49,690	1.64%
Michael C. Reardon(8)	8,177	*
Kevin T. Reardon(9)	59,558	1.96%
Howard E. Reeves(10)	47,517	1.56%
All directors and executive officers (11 persons)(11)	352,696	11.61%

*
Less than 1.0%.

(1)
All of the listed directors and executive officers exercise sole voting and investment control over the shares indicated and own the shares directly, unless otherwise disclosed.

(2)
Includes 5,444 shares held jointly with spouse and 21,465 shares held in trust over which Mr. Bell has sole voting and sole investment control.

(3)
Includes 105 shares held in a custody account over which Mr. Buck has sole voting and sole investment control.

(4)
Includes 62 shares held in a custody account over which Mr. D'Ottavio has sole voting and sole investment control, 1,250 shares held in trust over which Mr. D'Ottavio has sole voting and sole investment control, and 481 shares vested in the First National Bank of Joliet Employee Profit Sharing and Retirement Plan.

(5)
Includes 19,162 shares held jointly with spouse.

(6)
Includes 13,777 shares held as agent for Illinois Securities Company over which Mr. Peyla has sole voting and sole investment control, 40,609 shares held as co-trustee over which Mr. Peyla has sole voting and sole investment control, and 105 shares directly owned by spouse.

(7)
Includes 41,688 shares held as co-trustee over which Mr. Peyla has sole voting and sole investment control.

(8)
Includes 5,838 shares held jointly with spouse and 424 shares vested in the First National Bank of Joliet Employee Profit Sharing and Retirement Plan.

(9)
Includes 3,070 shares held in trust over which Mr. Reardon has sole voting and sole investment control, 42,062 shares held as trustee over which Mr. Reardon has sole voting and sole investment control, 13,810 shares held in a spousal trust over which Mr. Reardon has sole voting and sole investment control, and 481 shares vested in the First National Bank of Joliet Employee Profit Sharing and Retirement Plan.

(10)
Includes 35,955 shares held in trust over which Mr. Reeves has sole voting and sole investment control, and 10,712 shares directly owned by spouse.

(11)
The following executive officers named in the summary compensation table are included in the total:

      Richard G. DeGrush—Total shares owned—3,413; includes 376 shares vested in the First National Bank of Joliet Employee Profit Sharing and Retirement Plan.

      John J. Keigher—Total shares owned—9,052; includes 8,467 shares held jointly with spouse, 125 shares held in trust over which Mr. Keigher has sole voting and sole investment control, and 460 shares vested in the First National Bank of Joliet Employee Profit Sharing and Retirement Plan.

Transactions with Management

    Our directors and officers and their associates engaged in transactions with us during 2000. Additional transactions may be expected to take place in the future. All loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

    Charles R. Peyla and Louis R. Peyla, both directors, each own more than a 10% interest in the Illinois Securities Company. We have purchased insurance policies through the Illinois Securities Company for a number of years and will continue to do so in 2001. In 2000, we paid approximately $479,900 in insurance premiums and commissions for various policies to the Illinois Securities Company. Management believes that this transaction is on substantially the same terms as if we purchased the policies through another company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of these forms and, if appropriate, representations made to us by a reporting person concerning whether a Form 5 was required to be filed for 2000, we are not aware that any of our directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2000.

Board of Directors and Committees of First National Bancorp

    Our board of directors had 12 meetings in 2000. No director attended less than 80% of all meetings. The directors do not receive any compensation for attendance at meetings of First National Bancorp. All directors also serve as directors of First National Bank and received a fee of $3,000 per board meeting. For 2000, those directors that were not officers of First National Bank also received $500 for each committee meeting attended and an annual fee of $3,000.

    First National Bancorp's board of directors did not have any committees in 2000. The full board of directors considers matters pertaining to nominations to the board.

Report of the Compensation Committee on Executive Compensation

    The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by First National Bancorp shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

    Our officers are not compensated separately from their respective positions at First National Bank. The Compensation Committee of First National Bank is responsible for recommending salaries to the board of directors of First National Bank and establishing compensation plans and policies for the executive officers and other members of management. The board of directors of First National Bank reviews and acts upon the recommendations of the Compensation Committee.

    The Compensation Committee recommends annual compensation packages by evaluating the responsibilities of the positions and each individual's experience, performance, career progress and development. The Compensation Committee utilized Sheshunoff, Illinois Bank Administration and Bank Administration Institute surveys in the analysis of compensation levels of similarly employed individuals. The compensation of the executive officers, as recommended by the committee and approved by the board of directors, are generally targeted in the middle of the compensation levels in these surveys. In addition, the compensation of First National Bank's chief executive officer and chief operating officer are reviewed with respect to their active roles in the performance and management of both First National Bancorp and First National Bank. With respect to Mr. Kevin T. Reardon, Chief Executive Officer, the committee recommended and the board of directors approved an increase in his base cash compensation during 2000 from $300,000 to $325,000. With respect to Mr. Albert G. D'Ottavio, Chief Operating Officer, the committee recommended and the board of directors approved an increase in his base cash compensation during 2000 from $240,000 to $255,000.

    In reaching a decision with respect to bonuses to be awarded, the committee gives significant consideration to the individual contributions of the officer, the favorable operating results of First National Bancorp and the continued success of First National Bank, with respect to earnings, return on equity, return on assets, total return to shareholders and financial condition. No precise weighting is assigned to any of these factors and the committee believes that our performance in each area has compared favorably with similar sized bank holding companies in this geographic area. The bonuses reflect the view of the Compensation Committee that the awards were appropriate in light of the positive performance over the past three years. The committee recognized achievements of the chief executive officer and the chief operating officer in the areas of customer service, technology use and innovation, and management efficiency, but did not assign a weighting factor to any specific area. With respect to Mr. Kevin T. Reardon, the Compensation Committee recommended and the board of directors approved his bonus for 2000 in the amount of $270,000. With respect to Mr. Albert G. D'Ottavio, the committee recommended and the board of directors approved his bonus for 2000 in the amount of $170,000.

    Neither Mr. Reardon nor Mr. D'Ottavio participated in discussions of the Compensation Committee regarding either of their compensation packages.

    This report is submitted on behalf of the members of the committee:

Charles R. Peyla Paul A. Lambrecht (Director Emeritus) Kevin T. Reardon Albert G. D'Ottavio Howard E. Reeves

Compensation Committee Interlocks and Insider Participation

    First National Bancorp does not have a Compensation Committee and no compensation is paid by First National Bancorp to any officer. However, Kevin T. Reardon and Albert G. D'Ottavio, Chief Executive Officer and Chief Operating Officer, respectively, do serve on the Compensation Committee of First National Bank. They do not participate in any discussions and they abstain from any vote of the Compensation Committee regarding either of their compensation as officers of First National Bank. First National Bancorp's board of directors had no compensation committee interlocks with any other entity.

The Bank Audit and Trust Audit Committees Report

    The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by First National Bancorp shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

    The Bank Audit Committee and the Trust Audit Committee of First National Bank assist the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Bank Audit Committee reviews the audited financials and recommends to the board that the audited financials be included in our annual report on Form 10-K. The committees are comprised solely of independent directors. We anticipate adopting a written charter for the committees in 2001.

    The Bank Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with our management and Crowe, Chizek and Company LLP, our independent auditors. They have also discussed with Crowe Chizek the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2000 for filing with the Securities and Exchange Commission.

Bank Audit Committee	Trust Audit Committee
Sheldon C. Bell	George W. Buck
George H. Buck	Watson A. Healy (Director Emeritus)
Paul A. Lambrecht (Director Emeritus)	Harvey J. Lewis (Director Emeritus)
Walter F. Nolan	Walter F. Nolan
Howard E. Reeves

Executive Compensation

    The following table sets forth information concerning the compensation paid or granted for the past three years to our chief executive officer and to each of the other four most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 for 2000.

SUMMARY COMPENSATION TABLE

					LONG TERM COMPENSATION
	ANNUAL COMPENSATION				Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name And Principal Position	Year	Salary($)	Bonus($)	Other Annual Compen- sation($)	Restricted Stock Award(s)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation($)*
Kevin T. Reardon	2000	321,100	270,000	-0-	-0-	-0-	-0-	22,911.00
Chairman of the Board, CEO and	1999	300,000	270,000	-0-	-0-	-0-	-0-	21,842.00
Director of First National Bank	1998	275,000	225,000	-0-	-0-	-0-	-0-	25,800.00
Albert G. D'Ottavio	2000	252,700	170,000	-0-	-0-	-0-	-0-	18,728.00
President, COO and Director of	1999	240,000	170,000	-0-	-0-	-0-	-0-	19,820.00
First National Bank	1998	225,000	140,000	-0-	-0-	-0-	-0-	22,939.00
Michael C. Reardon	2000	122,700	45,000	-0-	-0-	-0-	-0-	16,689.00
Executive Vice President and	1999	105,000	45,000	-0-	-0-	-0-	-0-	13,819.00
Director of First National Bank	1998	95,000	37,500	-0-	-0-	-0-	-0-	11,355.00
Richard G. DeGrush	2000	119,700	45,000	-0-	-0-	-0-	-0-	15,110.00
Executive Vice President of First	1999	102,000	42,500	-0-	-0-	-0-	-0-	18,840.00
National Bank	1998	92,000	35,000	-0-	-0-	-0-	-0-	8,521.00
John J. Keigher	2000	129,000	35,000	-0-	-0-	-0-	-0-	18,126.00
Senior Vice President of First	1999	124,000	35,000	-0-	-0-	-0-	-0-	16,873.00
National Bank	1998	119,000	30,000	-0-	-0-	-0-	-0-	16,870.00

(*)
All other compensation includes the Company's contributions to the Profit Sharing and 401(k) plans as well as group term life insurance premiums. The CEO and COO also have compensation for personal use of company vehicles.

Shareholder Return Performance Presentation

    The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission shall not be deemed to include the following performance graph and related information unless such graph and related information is specifically stated to be incorporated by reference into such document.

    The following chart illustrates the cumulative total return over the five-year period from January 1, 1996 through December 31, 2000 based on a $100 investment made as of December 31, 1995. For purposes of the $100 invested in our common stock, it is assumed the dividends received during the five-year measurement period were reinvested at the then current trading price for common stock. The cumulative total return also reflects the change in share price between the beginning and end of the measurement period. Changes in the Nasdaq Stock Market Composite and Nasdaq Bank indices over the same five year measurement period using an equal $100 investment made as of December 31, 1995 are presented to provide general comparisons to both a broad equity market index and a specific industry (banking) index.

Cumulative Total Return (measured as of 12/31)*
	1995	1996	1997	1998	1999	2000
First National Bancorp	$100	$121	$166	$195	$240	$246
Nasdaq Bank Index	$100	$126	$206	$181	$167	$191
Nasdaq Composite	$100	$123	$149	$209	$386	$234

*
Total return assumes reinvestment of dividends.

Independent Public Accountants

    The appointment of independent public accountants is approved annually by the board of directors. The board of directors has authorized the engagement of Crowe, Chizek and Company LLP as its independent public accountants for 2001. We retained Crowe Chizek in 2000 under a one year contract for the purposes of performing the audit of our consolidated financial statements and they will continue to serve in 2001 under similar terms. Crowe Chizek has served as our independent public accountants since 1996.

    A representative of Crowe Chizek is expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires.

Shareholder Proposals for the 2002 Annual Meeting of Shareholders

    Any proposals of shareholders intended to be presented at the 2002 annual meeting of shareholders must be received by our Chairman at our principal executive offices located at 78 North Chicago Street, Joliet, Illinois 60432 on or before October 11, 2001, to be considered for inclusion in the proxy statement and proxy relating to the meeting.

Other Business

    We do not know of any other matters to be brought before the annual meeting. If any other matters should properly come before the meeting, the persons named in the proxy will have the discretion to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors
Kevin T. Reardon
Chairman of the Board
and Chief Executive Officer

Joliet, Illinois
February 8, 2001

A COPY OF THE 2000 FORM 10-K (THE ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION) IS AVAILABLE FREE OF CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO: MR. KEVIN T. REARDON, CHAIRMAN OF THE BOARD, FIRST NATIONAL BANCORP, INC., 78 NORTH CHICAGO STREET, JOLIET, ILLINOIS 60432.

FIRST NATIONAL BANCORP, INC.
78 North Chicago Street, Joliet, Illinois 60432

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Shareholder or Shareholders of First National Bancorp, Inc., ("Company"), do hereby nominate, constitute and appoint KEVIN T. REARDON and ALBERT G. D'OTTAVIO or any one of them (with substitution, for me or us and in my or our name, place and stead) to vote all the shares of common stock of the Company, standing in my or our name, on the Company's books as of the close of its business on Thursday, February 1, 2001, at the Annual Meeting of Shareholders of the Company to be held at the office of First National Bank of Joliet, 78 North Chicago Street, Joliet, Illinois, on Thursday, March 8, 2001 at 2:00 p.m., or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present. The shares are to be voted in accordance with my or our directions as follows:

1.	The election of the nine (9) persons listed below and in the Company's Proxy Statement dated February 8, 2001, as directors of the Company:

FOR (  )                        WITHHOLD (  )

Sheldon C. Bell	Walter F. Nolan	Kevin T. Reardon
George H. Buck	Charles R. Peyla	Michael C. Reardon
Albert G. D'Ottavio	Louis R. Peyla	Howard E. Reeves

YOU MAY INDICATE YOUR DESIRE TO WITHHOLD AUTHORITY TO VOTE FOR ANY PERSON BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY PERSON.

    The Board of Directors recommends a vote "FOR" the election of the above listed persons as directors of the Company.

(over)

2.	Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

    If any other business is properly brought before said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

(Signature of Shareholder or Shareholders)	(Signature of Shareholder or Shareholders)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

DATED:              , 2001

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